Exhibit 10.3
AWARD MODIFICATION AGREEMENT
          THIS AWARD MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of September, 2008 (the “Effective Date”) by and between Royal Gold, Inc., a Delaware corporation (the “Company”), and                      (the “Executive”).
Recitals
     A. The Company has granted Executive Awards under the Company’s 2004 Omnibus Long-Term Incentive Plan (as amended, the “LTIP”) in the form of (i) shares of Restricted Stock, (ii) Incentive Stock Options, (iii) Non-qualified Stock Options and (iv) Performance Awards of shares of Stock. Capitalized terms used in this Agreement, and not otherwise defined in this Agreement, shall have the meanings assigned to them in the LTIP;
     B. The Company and Executive have entered into that certain Employment Agreement of even date herewith (the “Employment Agreement”); and
     C. The Company and Executive desire to amend certain provisions of certain of the Awards granted to Executive under the LTIP, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and adequacy of which the Company and Executive hereby acknowledge, the Company and Executive hereby agree as follows:
Agreement
     1. Termination by Company without Cause; by Executive for Good Reason; or by Company for Failure to Renew. If (i) the Company terminates Executive’s employment or the Employment Agreement without Cause (as defined in the Employment Agreement) during the term of the Employment Agreement, (ii) Executive terminates his employment or the Employment Agreement for Good Reason (as defined in the Employment Agreement) during the term of the Employment Agreement, or (iii) Executive’s employment is terminated upon the Company’s election not to renew the term for one (1) of the four (4) successive one (1) year renewal terms pursuant to Section 2 of the Employment Agreement, and any such termination does not occur within two (2) years after the occurrence of a Change of Control (as defined in the Employment Agreement), then, after the Company’s receipt of the Severance and Release Documents (as defined in the Employment Agreement):
     (a) all Options granted to Executive under the LTIP prior to the Effective Date shall become immediately exercisable as of the date of termination of Executive’s employment, and Executive shall be entitled to exercise all such Options in accordance with their terms;
     (b) a prorated portion of all shares of Restricted Stock and/or restricted stock units granted to Executive under the LTIP prior to the Effective Date shall vest as of the date of termination of Executive’s employment to the extent not previously vested, which prorated portion shall be calculated separately for each separate grant of Restricted Stock and/or restricted stock units by dividing (x) the number of days that Executive has remained in the service of the Company between each grant date and the termination date, by (y) the number of days required for Executive to fully vest in such grant of Restricted Stock and/or restricted stock units in accordance with the grant agreement; and
     (c) all or a portion of the shares of Stock granted as Performance Awards to Executive under the LTIP prior to the Effective Date to which Executive would be entitled shall vest to the extent not previously vested based on the Company’s performance through the last day of the Company’s fiscal quarter in which Executive’s employment is terminated and determined in accordance with the Company’s practices as in effect from time to time.
     2. Change of Control. If (i) the Company terminates Executive’s employment or the Employment Agreement without Cause during the term of the Employment Agreement, (ii) Executive terminates his employment or the Employment Agreement for Good Reason during the term of the Employment Agreement, or (iii) Executive’s employment is terminated upon the Company’s election not to renew the term for one (1) of the four (4) successive one (1) year renewal terms pursuant to Section 2 of the Employment Agreement, and any such termination occurs within two (2) years after the occurrence of a Change of Control, then, after the Company’s receipt of the Severance and Release Documents the Company:
     (a) all Options granted to Executive under the LTIP prior to the Effective Date shall become immediately exercisable as of the date of termination of Executive’s employment, and Executive shall be entitled to exercise all such Options in accordance with their terms;
     (b) all shares of Restricted Stock and/or restricted stock units granted to Executive under the LTIP prior to the Effective Date shall become fully vested as of the date of termination of Executive’s employment to the extent not previously vested; and
     (c) all shares of Stock granted as Performance Awards granted to Executive under the LTIP prior to the Effective Date shall become fully vested as of the date of termination of Executive’s employment to the extent not previously vested.
This Section 2 shall supersede and amend in their entirety the acceleration of vesting provisions upon an involuntary termination of Executive following a Corporate Transaction as set forth in any Award Agreement granting Executive shares of Restricted Stock, Non-qualified Stock Options, Incentive Stock Options or Performance Awards prior to the Effective Date.
     3. Extension of Stock Option Exercise Date. If (i) Executive is terminated pursuant to Sections 5(a), (c), (d) or (e) of the Employment Agreement, and (ii) Executive is precluded from selling in the open market any shares of the Company’s Stock underlying any Non-qualified Stock Options granted to Executive under the LTIP prior to the Effective Date for any portion of the period of time between the date of termination of Executive’s service and the last exercise date of such Non-qualified Stock Options (without taking into account the application of this Section 3) by reason of any lock-up agreement restricting Executive’s ability to sell such stock in the open market or under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or Executive is otherwise restricted from trading), then the expiration date for such Non-qualified Stock Options shall be extended for a period of time equal to the number of days that Executive was precluded from selling such Stock during the exercise period, provided, however, that the expiration date shall not be extended pursuant to this Section 3 beyond the tenth (10th) anniversary of the grant date. This Section 3 shall not apply to any Incentive Stock Options granted to Executive.
     4. Restricted Stock Vesting. The second sentence in the second paragraph under the section heading “Issuance and Vesting” in each Award Agreement granting Executive shares of Restricted Stock under the LTIP prior to the Effective Date shall be deleted and replaced with the following language:
“If, however, such Vesting Date occurs during a period in which you are (i) subject to a lock-up agreement restricting your ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because you are not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), vesting in such shares of Stock will be delayed until the earlier of (A) the first date on which you are no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading or similar plan restriction applicable to you or (B) either the date of your involuntary termination of your employment by the Company or a Subsidiary, your death or your disability (the earlier of the dates in clause (A) and (B) shall be the “Deferred Vesting Date”), and provided, further, that you have been continuously in Service to the Company or a Subsidiary from the Grant Date until the Deferred Vesting Date.
If the Deferred Vesting Date is determined pursuant to clause (B) above, you are prohibited from selling shares of Stock due to a lock-up agreement or insider trading or similar plan restriction applicable to you on the Deferred Vesting Date and you meet the continuous Service requirements, then, to the extent legally permitted under the General Corporation Law of the State of Delaware and other applicable law, you may elect to satisfy any obligations to pay any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to such an Award, in whole or in part, (x) by causing the Company or its Affiliate to withhold shares of Stock otherwise issuable to you or (y) by delivering to the Company or its Affiliate shares of Stock already owned by you. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. In no case shall the shares withheld or delivered exceed the minimum required Federal, state, and FICA statutory withholding rates. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or its Affiliate as of the date that the amount of tax to be withheld is to be determined. If you make an election pursuant to the forgoing sentence, you may satisfy your withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.”
     5. Miscellaneous. Except as expressly provided in this Agreement, the provisions of all Awards issued by the Company to Executive under the terms of the LTIP and any Award Agreement prior to the Effective Date shall remain in full force, and this Agreement is not intended, nor shall it be interpreted, to diminish the vesting provisions or accelerated vesting provisions of such Awards. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, effective as of the day and year first above written.

ROYAL GOLD, INC.

By:

Name:
Title: